===============================================================================

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 30, 2003

                           SEVEN SEAS PETROLEUM INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         CAYMAN ISLANDS                   0-22483             73-468669
 (STATE OR OTHER JURISDICTION OF       (COMMISSION         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)       IDENTIFICATION NO.)



                          5555 SAN FELIPE, SUITE 1700
                              HOUSTON, TEXAS 77056
                             (ADDRESS OF PRINCIPAL
                               EXECUTIVE OFFICES
                                 AND ZIP CODE)

                                 (713) 622-8218
                        (REGISTRANT'S TELEPHONE NUMBER,
                              INCLUDING AREA CODE)


                          --------------------------

===============================================================================

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Seven Seas Petroleum Inc. ("SSPI", the "Parent" or the "Company") is operating under the protection of the United States Bankruptcy Court, Southern District of Texas, Houston Division. The Court approved a January 14, 2003 voluntary Chapter 11 filing and appointed a trustee. The filing pertains only to SSPI, the Cayman Islands-based corporate parent. The Parent's three Colombian subsidiaries (the "Subsidiaries") contain the only material assets. The Subsidiaries are separate legal entities and are in good financial standing.

         On March 17, 2003, the Court signed an agreed Order that precluded SSPI's Trustee from incurring any expense related to the preparation or filing of any Form 10-Ks (including the Form 10-K that was not submitted as required on March 31, 2003.) The Court further ordered that the Trustee shall file with the Securities and Exchange Commission, under cover of a Form 8-K, copies of monthly operating reports that the Trustee is required to file with the Bankruptcy Court. Form 8-Ks will also be filed to disclose material events that are not otherwise fully disclosed in monthly operating reports.

MAY 2003 MONTHLY OPERATING REPORT

         The attached financial information was prepared for the May 2003 Monthly Operating Report (MOR) for the Bankruptcy Court. This financial information is not intended to comply with GAAP or any other generally accepted accounting standard. The MOR reflects the position of the Parent, SSPI, on a standalone basis. No employees are employed by SSPI and all significant assets are held by the Subsidiaries.

         The MOR balance sheet reflects SSPI's assets and liabilities and does not reflect the consolidated entities' assets and liabilities. The MOR income statement reflects income and expenses directly incurred by SSPI as well as a management fee incurred for expenses relating to Seven Seas Petroleum USA, Inc., the management subsidiary operating in the United States.

         Numerous estimates have been made in preparing the May 2003 MOR as well as in the discussion and analysis below. This statement should be read in conjunction with previous filings.

RECENT EVENTS

DEEP DINDAL ASSOCIATION CONTRACT. In response to SSPI's request for a further extension to the first exploration period, Ecopetrol provided a June 11, 2003 letter outlining the terms of an approved extension from April 24, 2003 (the end of the first six-month extension period) to October 31, 2003. The extension was conditional upon SSPI providing evidence of financial capability to perform the Escuela 2 well test by June 30, 2003.

         On July 1, SSPI provided Ecopetrol evidence of financial capability in the form of a non-binding letter of intent (the "LOI") from Robert A. Hefner, III, the Parent's former CEO and Chairman of the Board, proposing to fund $1.4 million of the required $2.6 million of Escuela 2 completion test expenditures. Subject to Bankruptcy Court and Trustee approval of the farmout, the remainder of the $2.6 million would be funded by the Subsidiaries and represents costs that would have been incurred to plug and abandon the Escuela 2 well. Mr. Hefner would earn 50% of the Subsidiaries interest in the Deep Dindal association contract. Ecopetrol management has requested clarification on several elements of the LOI; however, no final response has been received from Ecopetrol regarding the requirements of the extension being satisfied by the LOI.

         In the event Ecopetrol determines that the Subsidiaries have not satisfied the requirements contained in their June 11, 2003 letter, the first exploration period will be deemed to have expired. SSPI must then make an election to drill another well to continue the contract into the second exploration period. Additionally, a decision to participate in the second exploration period must be accompanied by evidence of financial capability. Without the benefit of the Escuela well test results, SSPI cannot make an informed decision or obtain sufficient capital to drill an additional well. If the July 1 evidence of financial capability is not satisfactory to Ecopetrol and the Escuela 2 well is not tested the Subsidiaries will have to release the Deep Dindal Association Contract.

PLAN OF REORGANIZATION. On June 25, 2003, SSPI's Trustee submitted a plan of reorganization (the "Plan") to the United Stares Bankruptcy Court, Southern District of Texas ("Bankruptcy Court"). The Plan represents a compromise between Chesapeake Energy Corporation, as Collateral Agent for the
Company's Secured $45m Notes ("the Secured Notes") and the Trustee on behalf of the Company and its Subsidiaries.

         Under the terms of the compromise, the Collateral Agent will receive a one-time payment in the amount of $8,750,000 on the effective date of the Plan. The Secured Noteholders are undersecured, and retain the right to Allowed Secured Claims in the amount of $45 million plus accrued accrued interest. The approximately $3,000,000 recovered in post-closing adjustments from the December 13 ,2002 sale of the Guaduas Oil field to Sipetrol , will be divided between the Collateral Agent and the Plan Designees (namely, the holders of the $110m Senior Subordinated Notes, "the Senior Notes") by a ratio of 75%/25%. The remaining contigent assets and expense savings will be divided between the Collateral Agent and the Plan designees in accordance with a 90%/10% ratio.

         The rights of each class of creditor can be found in Exhibits 2.1 and 2.2, the disclosure statement and the Plan. The Plan is attached to this document as an exhibit.

         The Trustee is currently soliciting bondholder and shareholder approval of the Plan prior to confirmation. The Company's bondholders and shareholders have until 4:30 PM July 31, 2003 to submit their ballots. The proxy solicitation is being handled by:

Innisfree Incorporated
501 Madison Avenue
New York, NY  10022

A hearing is set in the Bankruptcy Court for August 4, 2003 to confirm the Plan. The effective date is expected to fall approximately 10-15 days after the confirmation hearing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)      Exhibits

                  Exhibit 2.1  - Disclosure Statement
                  Exhibit 2.2  - First Amended Plan of Reorganization
                  Exhibit 99.2 - Bankruptcy Monthly Operating Report

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SEVEN SEAS PETROLEUM INC.


Date:    July 17, 2003

                                         By:  /s/ LARRY A. RAY
                                              ---------------------------------
                                              Larry A. Ray, President and
                                              Chief Operating Officer

                              INDEX TO EXHIBITS


              Exhibit 2.1  - Disclosure Statement
              Exhibit 2.2  - First Amended Plan of Reorganization
              Exhibit 99.2 - Bankruptcy Monthly Operating Report